                                                                 Exhibit T3A-43.

State of New York      }  ss:
Department of State    }

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

         Witness my hand and seal of the Department of State on FEBRUARY 25,
2004

                                                              Secretary of State

DOS-200 (Rev. 03/02)

                                                                 Exhibit T3A-43.

                          CERTIFICATE OF INCORPORATION

                                       OF

                     OGDEN MARTIN SYSTEMS OF ONONDAGA, INC.

                            UNDER SECTION 402 OF THE
                            BUSINESS CORPORATION LAW

                                    * * * * *

                  WE, THE UNDERSIGNED, all of the age of eighteen years or over, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of New York, do hereby certify:

                  FIRST: The name of the corporation is OGDEN MARTIN SYSTEMS OF ONONDAGA, INC.

                  SECOND: The purposes for which it is formed are:

                  To engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law provided that it is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body, without such consent or approval first being obtained.

                  THIRD: The office of the corporation is to be located in the County of New York, State of New York.

                  FOURTH: The aggregate number of shares which the corporation shall have authority to issue is 100 of the par value of one Dollar each. FIFTH:
The Secretary of State is designated as the agent of the corporation upon whom process against the corporation may be served. The post office address to which Secretary of State shall

                                                                 Exhibit T3A-43.

mail a copy of any process against the corporation served upon him is: c/o C T Corporation System, 1633 Broadway, New York, New York 10019.

                  SIXTH: The name and address of the registered agent which is to be the agent of the corporation upon whom process against it may be served, are C T CORPORATION SYSTEM 1633 Broadway, New York, New York 10019.

                  IN WITNESS WHEREOF we have made and signed this Certificate of Incorporation this 29th day of June A.D. 1989.

                                         /s/ THOMAS C. TOTARO
                                         ------------------------------------
                                         Thomas C. Totaro
                                         1633 Broadway,
                                         New York, New York 10019

                                                                 Exhibit T3A-43.

STATE OF NEW YORK   )
                    )SS:
COUNTY OF NEW YORK  )

                  On this 29th day of June, l989, before me personally came THOMAS C. TOTARO, to me known, and known to me to be the person described in and who executed the foregoing certificate, and he duly acknowledged to me that he had executed the same.

                                        /s/ RICHARD P. BOROVOY
                                        --------------------------------------
                                        Richard P. Borovoy
                                        Notary Public

                                        Richard P. Borovoy
                                        Notary Public, State of New York
                                        No. 24-4630102
                                        Qualified in Kings County
                                        Cert Filed New York County
                                        Commission Expires February 28, 1991

                                                                 Exhibit T3A-43.

                          Certificate OF INCORPORATION

                                       OF

                     OGDEN MARTIN SYSTEMS OF ONONDAGA, INC.
                UNDER SECTION 402 OF THE BUSINESS CORPORATION LAW

STATE OF NEW YORK
DEPARTMENT OF STATE
FILED:                  JUN 30, 1989
AMT. OF CHECK           $     130
FILING FEE              $     100
TAX                     $      10
COUNTY FEE              $

COPYS                   $      10
CERT                    $
REFUND                  $
SPEC HANDLES                   10
BY:

Legal Department
Ogden Corporation
Attn: Ellen Entriken, L.A.
2 Pennsylvania Avenue
New York, NY 10121

                                                                 Exhibit T3A-43.

State of New York    }   ss:
Department of State  }

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

         Witness my hand and seal of the Department of State on FEBRUARY 25,
2004

                                                              Secretary of State

                                                                 Exhibit T3A-43.

                              CERTIFICATE OF CHANGE

                                       OF

                     OGDEN MARTIN SYSTEMS OF ONONDAGA, INC.

              (Under Section 805-A of the Business Corporation Law)

FIRST: The name of the corporation is OGDEN MARTIN SYSTEMS OF ONONDAGA, INC.

SECOND: The certificate of Incorporation of the, corporation was filed by the Department of State on JUNE 30, 1989.

THIRD: The certificate of incorporation of the corporation is hereby changed, pursuant to the authorization of the Board of Directors of the corporation, so as to change the post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him and to change the designation of registered agent. To accomplish said changes:

         (a) The following statement of said post office address to which the Secretary of State shall mail a copy of process is substituted:

         "The post office address within the State of New York to which the Secretary of State shall mail a copy of any process against the corporation served upon him is do The Prentice-Hall Corporation System, Inc., 500 Central Avenue, Albany, New York 12206-2290."

         (b) The following statement of designation of registered agent is substituted:

         "The name and address of the registered agent of the corporation are The Prentice-Hall Corporation System, Inc., 500 Central Avenue, Albany, New York 12206-2290. Said registered agent is to be the registered agent upon which process against the corporation may be served."

                                                                 Exhibit T3A-43.

         IN WITNESS WHEREOF, we have subscribed this document on the date hereinafter set forth and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Dated: February 29, 1996

Name of Signer:                          /s/
                                         ------------------------------------
                                         Jeffrey R. Horowitz, Vice President

Name of Signer:                          /s/
                                         ------------------------------------
                                         Timothy J. Simpson
                                         Assistant Secretary

                                                                 Exhibit T3A-43.

                              CERTIFICATE OF CHANGE

                                       OF

                     OGDEN MARTIN SYSTEMS OF ONONDAGA, INC.

                 (Section 805-A of the Business Corporation Law)

Filer:   Ogden Projects, Inc.
         40 Lane Road
         Fairfield, NJ-7007-2615

                                                 STATE OF NEW YORK
                                                 DEPARTMENT OF STATE
                                                 FILED: MAR 29, 1996
                                                 TAX $____________________
                                                 BY:______________________

                                                                 Exhibit T3A-43.

State of New York    }    ss:
Department of State  }

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

         Witness my hand and seal of the Department of State on FEBRUARY 25,
2004

                                                              Secretary of State

                                                                 Exhibit T3A-43.

                              Certificate of Change

                                       of

                     OGDEN MARTIN SYSTEMS OF ONONDAGA, INC.

              (Under Section 805-A of the Business Corporation Law)

FIRST: The name of the corporation (the "Corporation") is OGDEN MARTIN SYSTEMS OF ONONDAGA, INC.

SECOND: The certificate of incorporation of the corporation was filed by the Department of State on

                                   06-30-1989

THIRD: The certificate of incorporation of the corporation is hereby changed, so as to change the post office address to which the Secretary of State of New York shall mail a copy of any process against the corporation served upon said Secretary of State and to change the address of the registered agent; and to accomplish said changes, the statements in the certificate of incorporation relating to said post office address and the designation of registered agent are hereby stricken and the following statements are substituted in lieu thereof:

"The post office address within the State of New York to which the Secretary of State of New York shall mail a copy of any process against the corporation served upon him is c/o THE PRENTICE-HALL CORPORATION SYSTEM, INC. 80 State Street, Albany, New York 12201"

"The name and the address of the registered agent of the corporation are THE PRENTICE-HALL CORPORATION SYSTEM, INC. 80 State Street, Albany, New York 12207. Said registered agent is to be the agent upon which process against the corporation may be served."

FOURTH: A notice of the proposed changes was mailed by the undersigned to the corporation not less than 30 days prior to the date of the delivery of this certificate to the Department of State the corporation has not objected thereto. The person signing this certificate is the agent of the corporation to whose address the Secretary of State of New York is required to mail copies of process and the registered agent of the corporation.

                                                                 Exhibit T3A-43.

         IN WITNESS WHEREOF, we have subscribed this document on the date set forth below and do hereby affirm, under the penalties of perjury, that the statements contained therein have been examined by us and are true and correct.

Date: March 3, 1997

                                         THE PRENTICE-HALL CORPORATION SYSTEM.
                                         INC.

                                         /s/ William G. Popeo
                                         --------------------------------
                                         William G. Popeo, Vice President

                                         /s/ John H. Pelletier
                                         ----------------------------------
                                         John H. Pelletier, Asst. Secretary

                                                                 Exhibit T3A-43.

                              CERTIFICATE OF CHANGE

                                       of

                     OGDEN MARTIN SYSTEMS OF ONONDAGA, INC.

              (Under Section 805-A of the Business Corporation Law)

                                          STATE OF NEW YORK
                                          DEPARTMENT OF STATE
                                          FILED: JUL 05, 1997
                                          TAX $________________
                                          BY:__________________

Anne Grigorakos
THE PRENTICE-HALL CORPORATION SYSTEM, INC
375 Hudson Street, 11th Floor
New York, New York 10014

                                                                 Exhibit T3A-43.

State of New York    }   ss:
Department of State  }

I hereby certify that the annexed copy has been compared with the original document filed by the Department of State and that the same is a true copy of said original.

         Witness my hand and seal of the Department of State on FEBRUARY 25,
2004

                                                    Secretary of State

                                                                 Exhibit T3A-43.

          Certificate of Amendment of the Certificate of Incorporation

                                       of

                     OGDEN MARTIN SYSTEMS OF ONONDAGA, INC.

                Under Section 805 of the Business Corporation Law

                  FIRST: The name of the corporation is Ogden Martin Systems of Onondaga, Inc.

                  SECOND: Certificate of Incorporation was filed with the Secretary of State of New York on June 30th, 1989.

                  THIRD: The Certificate of Incorporation is amended to change the name of the

                  FOURTH: To accomplish the foregoing amendment, Article First of the Certificate of Incorporation relating to name is hereby stricken out in its entirety, and the following new Article is substituted in lieu thereof:

                  FIRST: The name of the corporation is Covanta Onondaga, Inc.

                  FIFTH: The manner in which the foregoing amendment of the certificate of incorporation was authorized is as follows:

                  By vote of the Board of Directors followed by a vote of the shareholders of all outstanding shares.

                  IN WITNESS WHEREOF, I have subscribed this document on March 12, 2001 and do hereby affirm, under the penalties of perjury, that the statements contained herein have been examined by us and are true and correct

                                                   /s/ Patricia Collins
                                             -----------------------------------
                                             Name:  Patricia Collins
                                             Title: Asst. Secretary

                                                                 Exhibit T3A-43.

--------------------------------------------------------------------------------

                            CERTIFICATE OF AMENDMENT

                                       OF

                      OGDEN MARTIN SYSTEMS OF ONODAGA, INC.

                Under Section 805 of the Business Corporation Law

--------------------------------------------------------------------------------

FILED BY:  Peter Kaiser, Legal Assistant
           LEBOEUF LAMB GREENE & MACRAE L.L.P.
           125 West 55th Street
           New York, NY  10019-5389
Cust. Ref#077498DAV

                            GIR

  DRAWDOWN

                                        1